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                                                                    EXHIBIT 10.1

                               PURCHASE AGREEMENT

          THIS PURCHASE AGREEMENT ("Agreement") dated as of December 13, 2006 is by and among United American Healthcare Corporation, a Michigan corporation ("Company"), and the Investors set forth on the signature pages affixed hereto (each an "Investor" and collectively the "Investors").

                                    RECITALS

          A. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the U.S. Securities and Exchange Commission ("SEC") under the 1933 Act.

          B. The Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, (i) an aggregate of one million (1,000,000) shares of the Company's Common Stock, no par value, and (ii) warrants to purchase an aggregate of one hundred thousand (100,000) shares of Common Stock of the Company in the form attached hereto as EXHIBIT A ("Warrants").

          C. Contemporaneously with the sale of the Shares and the Warrants, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as EXHIBIT B ("Registration Rights Agreement"), pursuant to which the Company will agree to provide certain registration rights under the 1933 Act, and the rules and regulations promulgated thereunder, and applicable state securities laws.

          In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings here set forth:

          "Affiliate" means, with respect to any Person, any other Person who directly or indirectly Controls, is Controlled by, or is under common Control with, such Person.

          "Business Day" means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

          "Common Stock" means the common shares, no par value, of the Company, and any securities into which the Common Stock may be reclassified.

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          "Company's Knowledge" means the actual knowledge of the officers of the Company, after due inquiry.

          "Confidential Information" means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

          "Control" (and any correlative term) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Intellectual Property" means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing;
(iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, databases and documentation).

          "Material Adverse Effect" means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), or business of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents.

          "Nasdaq" means The NASDAQ Stock Market, Inc., its successors and assigns.

          "Person" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

          "Purchase Price" means Six Million Five Hundred Thousand Dollars ($6,500,000).

          "Representative" means Security Research Associates, Inc., as the authorized representative of itself and Moors & Cabot, Inc., the co-placement agents ("Agents") for the transactions contemplated hereby.

          "SEC Filings" has the meaning set forth in Section 4.6 below.

          "Securities" means the Shares, the Warrants and the Warrant Shares.

          "Shares" means the shares of Common Stock being purchased by the Investors hereunder.

          "Subsidiary" has the meaning set forth in Section 4.1 below.

          "Transaction Documents" means this Agreement, the Warrants and the Registration Rights Agreement.

          "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

          "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     2. Purchase and Sale of the Shares and the Warrants. Subject to the terms and conditions of this Agreement, on the Closing Date, each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to the Investors, the Shares and the Warrants in the respective amounts set forth opposite the Investors' names on the signature pages attached hereto in exchange for the Purchase Price as specified in Section 3 below. That number of Shares with respect to any particular Investor is here called its "Share Amount"; and that Investor's associated Warrant shall be exercisable in accordance with its terms to purchase an aggregate number of additional shares of the Company's Common Stock equal to ten percent (10%) of its Share Amount. The Company intends to issue and sell a total of one million (1,000,000) Shares together with associated Warrants for an additional 100,000 shares pursuant to this Agreement; and consequently, each Investor's pro rata portion of the aggregate Purchase Price of $6,500,000 is mathematically equivalent to $6.50 per Share (with the associated Warrant purchase rights).

     3. Closing. The date scheduled for closing this transaction (the "Closing") is Wednesday, December 13, 2006 (the "Closing Date"). Investors shall completely fill out and sign their signature pages in (i) THIS AGREEMENT and (ii) the REGISTRATION RIGHTS AGREEMENT and (iii) the PURCHASER QUESTIONNAIRE. Investors shall then fax those completed documents to Security Research Associates (the "Representative"), Attention: David Olson, at fax no. 415-925-0264. Call Mr. Olson at telephone no. 415-925-0346 if you have any questions or problems. Also, by Wednesday, December 13, 2006, Investors shall wire to the Company (see below) an amount representing such Investor's pro rata portion of the Purchase Price as set forth on the signature pages to this Agreement.

          Wire info for:   United American Healthcare Corporation
                           300 River Place, Suite 4950
                           Detroit, MI 48207-4291

          Account:         United American Healthcare Corporation
                           LaSalle Bank ABN AMRO
                           2600 W. Big Beaver Road
                           Troy, MI 48081-3703

                           Bank ABA/Routing No.: 072000805
                           Account No: 6843105237

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          Bank Contact:    Colleen Conway Tel. (248) 822-5740

     Upon receipt, the Representative shall fax the Investors' above-described signature pages to the Company. Upon receiving faxed copies of all such Investors' signature pages, the Company shall fax to the Representative,
Attention: David Olson, at fax no. 415-925-0264, executed copies of this Agreement, the Registration Rights Agreement and the Warrants; and the Company's counsel shall fax its signed opinion letter to the Representative in the same manner,

     Upon confirmation that the other conditions to closing specified herein have been satisfied, the Company shall instruct Computershare (the Company's "Transfer Agent"): (i) to print physical stock certificates and (ii) upon the Transfer Agent's receiving notice from the Company of its receipt of an Investor's payment of its pro rata portion of the Purchase Price, to deliver to that Investor, by overnight mail or courier, a certificate or certificates, registered in such name or names as that Investor may designate, representing that Investor's purchased Shares. Upon the Company's receipt of an Investor's payment of its pro rata portion of the Purchase Price, the Company shall give the Transfer Agent the related notice described in clause (ii) above and shall issue and deliver to that Investor its purchased Warrants, executed and registered in such name or names as that Investor may designate, by overnight mail or courier..

     4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors as follows:

          4. 1 Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not and could not reasonably be expected to have a Material Adverse Effect. The Company's subsidiaries are reflected on Schedule
4.1 hereto (the "Subsidiaries").

          4.2 Authorization. The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and shareholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally and general equitable principles (regardless of whether considered in a proceeding at law or in equity).

          4.3 Capitalization. Schedule 4.3 sets forth (a) the authorized capital stock of the Company on the date hereof; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company's stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Shares and the Warrants) exercisable for, or convertible into or exchangeable for, any shares of capital stock of the Company. All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights and were issued in compliance in all material respects with applicable law and any rights of third parties. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, were issued in compliance in all material respects with applicable law and any rights of third parties and are owned by the Company, beneficially and of record (except as disclosed in footnote 2 on Schedule 4.1), subject to no lien, encumbrance or other adverse claim. No Person is entitled to preemptive or similar statutory or contractual rights with respect to any securities of the Company. Except as described on Schedule 4.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. Except as described on Schedule 4.3 and except for the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Except as described on
Schedule 4.3, the Company has not granted any Person the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person. Except as described on Schedule 4.3, the issuance and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

          Except as described on Schedule 4.3, the Company does not have outstanding shareholder purchase rights or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

          4.4 Valid Issuance. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Warrants have been duly and validly authorized. Upon the due exercise of the Warrants, the Warrant Shares will be validly issued, fully paid, nonassessable and free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Company has reserved a sufficient number of shares of Common Stock for issuance upon the exercise of the Warrants, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.

          4.5 Consents. The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. The Company is unaware of any facts or circumstances that would prevent the Company from obtaining or effecting any of the filings pursuant to the preceding sentence. The Company is not in violation of the listing requirements of Nasdaq and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock from Nasdaq in the foreseeable future. The issuance by the Company of the Securities shall not have the effect of delisting or suspending the Common Stock from Nasdaq. Notwithstanding the foregoing, the Company makes no representation about its future Common Stock price.

          4.6 Delivery of SEC Filings; Business. The Investors have received copies of the Company's most recent Annual Report on Form 10-K (the "10-K"), and all other reports filed by the Company pursuant to the 1934 Act since the filing of the 10-K and prior to the date hereof (collectively, the "SEC Filings"). Except as described on Schedule 4.6, the SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period. The Company and its Subsidiaries are engaged only in the business described in the SEC Filings and, except as described on Schedule 4.6, the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.

          4.7 Use of Proceeds. The proceeds of the sale of the Shares and the Warrants hereunder shall be used by the Company for working capital and general corporate purposes, including in particular but without limitation for start-up costs associated with its Subsidiary, UAHC Health Plan of Tennessee, Inc., performing its new Medicare Advantage contract with the Centers for Medicare & Medicaid Services.

          4.8 No Material Adverse Change. Since June 30, 2006, except as identified and described in the SEC Filings or as described on Schedule 4.8, there has not been:

               (i) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, except for changes in the ordinary course of business which have not and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

               (ii) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

               (iii) any material damage, destruction or loss, whether or not covered by insurance, to any assets or properties of the Company or its Subsidiaries;

               (iv) any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;

               (v) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

               (vi) any change or amendment to the Company's Articles of Incorporation or by-laws, or material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;

               (vii) any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;

               (viii) any material transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;

               (ix) the loss of the services of any key employee, or any material change in the composition or duties of the senior management of the Company or any Subsidiary;

               (x) the loss or threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect; or

               (xi) any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

          4.9 SEC Filings. During the one (1) year period prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act. Except as described on Schedule 4.9, at the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          4.10 No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company's Articles of Incorporation or the Company's Bylaws, both as in effect on the date hereof (copies of which have been provided to the Investors before the date hereof), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (b) any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is subject, except in the case of clause (ii), for breaches, violations or defaults that that would not have a Material Adverse Effect, individually or in the aggregate.

          4.11 Tax Matters. The Company and each Subsidiary has timely prepared and filed all material tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects with respect to taxes due and payable, and there are no material unpaid assessments against the Company or any Subsidiary that are subject to interest or penalties for nonpayment nor, to the Company's Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any completed fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole. All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due, except where the failure to so withhold, collect or pay has not and would not reasonably be expected to result in a Material Adverse Effect. There are no tax liens or claims pending or, to the Company's Knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property. Except as described on Schedule 4.11, there are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.

          4.12 Title to Properties. Except as disclosed in the SEC Filings, the Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

          4.13 Certificates, Authorities and Permits. The Company and each Subsidiary possess all material certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

          4.14 No Labor Disputes. No material labor dispute with the employees of the Company or any Subsidiary exists or, to the Company's Knowledge, is imminent. No executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the 1933 Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer's employment with the Company or any such Subsidiary.

          4.15 Intellectual Property.

               (a) The Company and/or its Subsidiaries has complied in all material respects with its obligations (including timely filings, proofs and payments of fees) with respect to all material Intellectual Property owned by the Company and/or its Subsidiaries, and to the Company's Knowledge, the Company's rights with respect to such owned Intellectual Property is currently valid and enforceable. No Intellectual Property of the Company or its Subsidiaries which is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the Company's Knowledge, no such action is threatened. No patent of the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

               (b) All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $50,000 per license) (collectively, "License Agreements") are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company's Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and general equitable principles (regardless of whether considered in a proceeding at law or in equity), and there exists no event or condition which will result in a material violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under, any such License Agreement.

               (c) The Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of the Company's and its Subsidiaries' properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of the Company's and its Subsidiaries' businesses and other than the Company's and its Subsidiaries' obligations under licenses to them. The Company and its Subsidiaries have a valid and enforceable right to use all material third party Intellectual Property and Confidential Information used or held for use in the respective businesses of the Company and its Subsidiaries.

          (d) The conduct of the Company's and its Subsidiaries' businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively,

"Infringe") any material Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and, to the Company's Knowledge, the Intellectual Property and Confidential Information of the Company and its Subsidiaries which are necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted are not being Infringed by any third party. There is no litigation or order pending or outstanding or, to the Company's Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any material Intellectual Property or Confidential Information of the Company and its Subsidiaries and the Company's and its Subsidiaries' use of any material Intellectual Property or Confidential Information owned by a third party, and, to the Company's Knowledge, there is no valid basis for the same.

               (e) The consummation of the transactions contemplated hereby will not result in the alteration, loss, impairment of or restriction on the Company's or any of its Subsidiaries' ownership or right to use any of the Intellectual Property or Confidential Information which is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted.

          4.16 Environmental Matters. Neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, and is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company's Knowledge, threatened investigation that might lead to such a claim.

          4.17 Litigation. Except as described on Schedule 4.17, there are no pending actions, suits or proceedings against the Company, its Subsidiaries or any of its or their properties; and to the Company's Knowledge, no such actions, suits or proceedings are threatened or contemplated, which have had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

          4.18 Financial Statements. Except as described on Schedule 4.18, the financial statements included in each SEC Filing present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the 1934
Act). As of their respective filing dates, the financial statements of the Company included in the SEC Filings complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof or as described on Schedule 4.18, neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

          4.19 Insurance Coverage. The Company and each Subsidiary maintains in full force and effect insurance coverage set forth on the attached Schedule 4.19.

          4.20 Brokers and Finders. Except as set forth on the attached Schedule 4.20, no Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

          4.21 No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

          4.22 No Integrated Offering. Neither the Company nor any Person acting on its behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security that is of the same or a similar class as the Securities, in the six months before the start of the offering of the Shares and the Warrants contemplated hereby, other than those offers or sales of Company securities under an employee benefit plan, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act.

          4.23 Private Placement. Assuming the accuracy of the Investors' representations in Section 5 below, the offer and sale of the Shares and the Warrants to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act.

          4.24 Transactions with Affiliates. Except as disclosed in SEC Filings made on or prior to the date hereof or as disclosed on Schedule 4.24, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, trustee or partner.

          4.25 Internal Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

          4.26 Disclosures. Neither the Company nor any Person acting on its behalf has provided the Investors or their agents or counsel with any information that constitutes material, nonpublic information. The Company has provided the Investors with all the information that the Investors have requested for deciding whether to acquire the Shares and the Warrants. The written materials delivered to the Investors in connection with the transactions contemplated by the Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

          4.27 Form S-3 Eligibility. Assuming the accuracy of the Investors' representations in Section 5 below, the Company is eligible to use Form S-3 promulgated under the 1933 Act to register the Shares and the Warrant Shares for resale by the Investors.

          4.28 Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, or (ii) other than the Agents or pursuant to the Transaction Documents or the Company's engagement agreement with the Agents referred to on Schedule 4.20, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities.

     5. Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

          5.1 Organization and Existence. Each Investor who is not a natural person is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement. Each Investor who is a natural person has all requisite right, power and authority to invest in the Securities pursuant to this Agreement (including without limitation obtaining any spousal consents necessary).

          5.2 Authorization. The execution, delivery and performance by the Investor of the Transaction Documents to which such Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally and general equitable principles (regardless of whether considered in a proceeding at law or in equity).

          5.3 Purchase Entirely for Own Account. The Securities to be received by the Investor hereunder will be acquired for the Investor's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act provided, however, that by making the representations herein, such Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act and pursuant to the applicable terms of the Transaction Documents. The Investor is not a registered broker dealer or an entity engaged in the business of being a broker dealer.

          5.4 Investment Experience. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

          5.5 Disclosure of Information. The Investor has had an opportunity to receive all additional information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. The Investor acknowledges receipt of copies of the SEC Filings. The Company has provided the Investor with all the information that the Investor has requested in order to decide whether to acquire the Shares and the Warrants.

          5.6 Restricted Securities. The Investor understands that the Securities are characterized as "restricted securities" under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, that the Securities have not been registered under the 1933 Act, and that under such laws and applicable regulations such securities may not be resold unless they are registered or unless an exemption from registration is available under the 1933 Act or applicable state securities laws. The Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities if such pledge of Securities is exempt from registration under the 1933 Act and applicable state securities laws, and no Investor effecting such a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, this
Section 5.6.

          5.7 Legends. It is understood that, except as provided below, certificates evidencing such Securities may bear the following or any similar legend:

               (a) "The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, or (ii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws."

               (b) If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

          Upon the earlier of (i) registration for resale pursuant to the Registration Rights Agreement or (ii) Rule 144(k) becoming available, the Company shall, upon an Investor's written request, promptly cause certificates evidencing the Securities to be replaced with certificates which do not bear such restrictive legends, and Warrant Shares subsequently issued upon due exercise of the Warrants shall not bear such restrictive legends, provided that the provisions of either clause (i) or clause (ii) above, as applicable, are satisfied with respect to such Warrant Shares. The Company agrees that at such time as such legend is no longer required under this Section 5.7, it will, no later than three Business Days following the delivery by an Investor to the Company or the Company's transfer agent of a certificate representing Shares or Warrant Shares, as applicable, issued with a restrictive legend (such third Business Day, the "Legend Removal Date"), deliver or cause to be delivered to such Investor such shares electronically or by a certificate representing such shares that is free from all restrictive and other legends. The Company shall cause to be delivered to the transfer agent a blanket opinion of counsel to permit the foregoing. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in the Transaction Documents. Certificates for Securities subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Investors by crediting the account of the Investor's prime broker with the Depository Trust Company System. All of the Company's and its transfer agent's costs and expenses related to such removal of the legends and the reissuance of any Securities shall be borne by the Company. In addition to such Investor's other available remedies, the Company shall pay to an Investor, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Shares (or Warrant Shares underlying a Warrant tendered for legend removal) (based on the VWAP, as defined in the Warrant form attached hereto as EXHIBIT A, of the Common Stock on the date such Securities are submitted to the Company's transfer agent) delivered for removal of the restrictive legend, $2.50 per Trading Day for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend but not to exceed the aggregate amount of $100,000 to all Investors collectively. Nothing herein shall limit such Investor's right to pursue actual damages for the Company's failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Investor shall have the right to pursue all remedies for such failure available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, without the necessity of showing economic loss and without any bond or other security being required.

          5.8 Accredited Investor. The Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

          5.9 Related Parties. The Investor is not an Affiliate of any other Investor or of any shareholder of the Company and does not otherwise have beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the 1934 Act) of any shares of the Company's securities held in the name of any other Person.

          5.10 No General Solicitation. The Investor did not learn of the investment in the Securities as a result of, and has not otherwise received with respect to the Securities, any form of general advertising or general solicitation.

          5.11 Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Investors, except for the agreements with Security Research Associates, Inc. and Moors & Cabot, Inc.

          5.12 Permitted Transactions. Prior to the Effective Date (as defined in the Registration Rights Agreement), the Investor will not, directly or indirectly, if then prohibited by law or regulation, sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a "Disposition") the Common Stock.

     6. Conditions to Closing.

          6.1 Conditions to the Investors' Obligations. The obligation of the Investors to purchase the Shares and the Warrants at the Closing is subject to the fulfillment to the Investors' satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Investors agreeing hereunder to purchase 66-2/3% of the Shares and the Warrants (the "Required Investors"):

               (a) The representations and warranties made by the Company in
Section 4 above qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 4 above not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

               (b) The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Shares and the Warrants, all of which shall be in full force and effect.

               (c) The Company shall have executed and delivered the Registration Rights Agreement.

               (d) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, in each case enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

               (e) The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b) and (d) of this Section 6.1.

               (f) The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the Articles of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

               (g) No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental regulatory body with respect to public trading in the Common Stock.

               (h) The Company shall have delivered the opinion of Honigman Miller Schwartz and Cohn LLP, the Company's outside counsel, dated the Closing Date, in substantially the form attached hereto as EXHIBIT C.

          6.2 Conditions to Obligations of the Company. The Company's obligation to sell and issue the Shares and the Warrants at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

               (a) The representations and warranties made by the Investors in
Section 5 above shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The representations in Sections 5.3 through 5.10 shall be true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investors shall have performed in all material respects all obligations and conditions herein required to be performed or observed by them on or prior to the Closing Date.

               (b) The Investors shall have executed and delivered the Registration Rights Agreement.

               (c) The Investors shall have delivered the Purchase Price to the Company.

          6.3 Termination of Obligations to Effect Closing; Effects.

               (a) The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

                    (i) Upon the mutual written consent of the Company and the Required Investors;

                    (ii) By the Company if any of the conditions set forth in
Section 6.2 above shall have become incapable of fulfillment, and shall not have been waived by the Company;

                    (iii) By the Required Investors if any of the conditions set forth in Section 6.1 above shall have become incapable of fulfillment, and shall not have been waived by the Required Investors; or

                    (iv) By either the Company or the Required Investors if the Closing has not occurred on or prior to December 31, 2006;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party's seeking to terminate its obligation to effect the Closing.

               (b) In the event of termination by the Company or the Required Investors of their obligations to effect the Closing pursuant to this Section 6.3, written notice thereof shall forthwith be given to the other parties hereto and the obligation of all parties to effect the Closing shall be terminated, without further action by any party. Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

     7. Covenants and Agreements of the Company.

          7.1 Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the exercise of the Warrants issued pursuant to this Agreement in accordance with their respective terms.

          7.2 Information. The Company shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

          7.3 No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would interfere in any material respect with the obligations to the Investors under the Transaction Documents.

          7.4 Compliance with Laws. The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

          7.5 Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Investor promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Investors at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Investors on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of such states of the United States as reasonably determined by the Company to be necessary following the Closing Date.

          7.6 Reporting Status. Until the date on which the Investors shall have sold all the Shares and Warrant Shares and none of the Warrants are outstanding (the "Reporting Period"), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination, and the Company shall take all actions necessary to maintain its eligibility to register the Shares and Warrant Shares for resale by the Investors on Form S-3.

          7.7 Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall use commercially reasonable efforts to maintain, in accordance with the Transaction Documents, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall use commercially reasonable efforts to maintain the Common Stock's authorization for quotation on Nasdaq. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on Nasdaq. The Company shall pay all of its fees and expenses in connection with satisfying its obligations under this Section 7.7.

          7.8 Fees. The Company shall pay an expense allowance to Capital Ventures International (an Investor) or its designee(s) for all reasonable costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including all reasonable legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith), in an amount equal to $15,000, which amount shall be withheld by such Investor from its Purchase Price at the Closing. Subject to the Investors' representations in Section 5 above, the Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or broker's commissions relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees payable to the Agent. Subject to the Investors' representations in Section 5 above, the Company shall pay, and hold each Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment.

          7.9 Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on the first Business Day following the Closing Date, the Company shall issue a press release disclosing all of the material terms of this Agreement. (the "Press Release"). Within four (4) Business Days after the Closing Date, the Company shall file a Current Report on Form 8-K describing the material terms of the Transaction Documents in the form required by the 1934 Act and attaching copies of this Agreement, the form of Warrant and the form of the Registration Rights Agreement as exhibits to such filing (including all attachments, the "8-K Filing"). From and after the issuance of the Press Release, no Investor shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the Press Release.

          7.10 Variable Securities; Dilutive Issuances. For so long as any Warrants remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at an exercise or conversion price which varies or may vary with the market price of the Common Stock after issuance, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Warrant Price (as defined in the Warrants) with respect to the Common Stock into which any Warrant is exercisable, except pursuant to customary anti-dilution provisions.

          7.11 Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

          7.12 Additional Issuances of Securities.

               (a) For purposes of this Section 7.12, the following definitions shall apply.

                    (i) "Convertible Securities" means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

                    (ii) "Options" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

                    (iii) "Common Stock Equivalents" means, collectively, Options and Convertible Securities.

                    (iv) "Excluded Securities" shall mean any Common Stock, equity, Common Stock Equivalents or equity equivalent securities issued or issuable: (i) in connection with any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, consultant, officer or director; (ii) upon the exercise of the Warrants or the exercise of warrants issued to the Representatives in connection with the Transaction Documents;
(iii) pursuant to the Transaction Documents or to the Representatives in connection with the transactions described in the Transaction Documents; (iv) in connection with any acquisition or transaction by the Company, whether through an acquisition of stock or a merger of any business, assets or technologies the primary purpose of which is not to raise equity capital; (v) upon exercise of any Options or Convertible Securities which are outstanding on the Closing Date, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Closing Date; and (vi) for consideration other than cash.

               (b) From the date hereof until the date that is sixty (60) Trading Days following the Effective Date (as defined in the Registration Rights Agreement) (the "Trigger Date"), the Company will not, directly or indirectly, file any registration statement with the SEC other than the Registration Statement (as defined in the Registration Rights Agreement) or a registration statement on Form S-8. From the date hereof until the Trigger Date, the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries' equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents, except for Excluded Securities (any such offer, sale, grant, disposition or announcement being referred to as a "Subsequent Placement").

               (c) From the Trigger Date until the first anniversary of the Closing Date, the Company will not, directly or indirectly, effect any Subsequent Placement unless the

Company shall have first complied with this Section 7.12(c). The Company shall deliver to each Investor an irrevocable written notice (the "Offer Notice") of any proposed or intended issuance or sale or exchange (the "Offer") of the securities being offered (the "Offered Securities") in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and
(z) offer to issue and sell to or exchange with such Investors at least forty percent (40%) of the Offered Securities, allocated among such Investors (a) based on such Investor's pro rata portion of the aggregate Purchase Price paid for the Securities hereunder (the "Basic Amount"), and (b) with respect to each Investor that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Investors as such Investor shall indicate it will purchase or acquire should the other Investors subscribe for less than their Basic Amounts (the "Undersubscription Amount"), which process shall be repeated until the Investors shall have an opportunity to subscribe for any remaining Undersubscription Amount.

               (d) To accept an Offer, in whole or in part, such Investor must deliver a written notice to the Company prior to the end of the tenth (10th) Business Day after such Investor's receipt of the Offer Notice (the "Offer Period"), setting forth the portion of such Investor's Basic Amount that such Investor elects to purchase and, if such Investor shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Investor elects to purchase (in either case, the "Notice of Acceptance"). If the Basic Amounts subscribed for by all Investors are less than the total of all of the Basic Amounts, then each Investor who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the "Available Undersubscription Amount"), each Investor who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Investor bears to the total Basic Amounts of all Investors that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary. Notwithstanding the foregoing, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to the Investors a new Offer Notice and the Offer Period shall expire on the third (3rd) Business Day after such Investor's receipt of such new Offer Notice.

               (e) The Company shall have forty (40) Business Days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Investors (the "Refused Securities") pursuant to a definitive agreement(s) (the "Subsequent Placement Agreement"), but only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice. The Company shall have forty-four (44) Business Days from the expiration of the Offer Period above to publicly announce (a) the execution of such Subsequent Placement Agreement, and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

               (f) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 7.12(e) above), then each Investor may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Investor elected to purchase pursuant to Section 7.12(d) above multiplied by a fraction,
(i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Investors pursuant to Section 7.12(d) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Investor so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Investors in accordance with Section 7.12(b) above.

               (g) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Investors shall acquire from the Company, and the Company shall issue to the Investors, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 7.12(f) above if the Investors have so elected, upon the terms and conditions specified in the Offer. Notwithstanding anything to the contrary contained in this Agreement, if the Company does not consummate the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, within forty (40) Business Days of the expiration of the Offer Period, the Company shall issue to the Investors, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 7.12(f) above if the Investors have so elected, upon the terms and conditions specified in the Offer. The purchase by the Investors of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Investors of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Investors and their respective counsel. Any Offered Securities not acquired by the Investors or other persons in accordance with Section 7.12(f) above may not be issued, sold or exchanged until they are again offered to the Investors under the procedures specified in this Agreement.

               (h) The Company and the Investors agree that if any Investor elects to participate in the Offer, (x) neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the "Subsequent Placement Documents") shall include any term or provisions whereby any Investor shall be required to agree to any restrictions in trading as to any securities of the Company owned by such Investor prior to such Subsequent Placement, except as otherwise required by law, and (y) any registration rights set forth in such Subsequent Placement Documents shall be similar in all material respects to the registration rights contained in the Registration Rights Agreement.

               (i) Notwithstanding anything to the contrary in this Section 7.12 and unless otherwise agreed to by the Investors, the Company shall either confirm in writing to the Investors that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that the Investors will not be in possession of material nonpublic information, by the forty-fourth (44th) Business Day following expiration of the Offer Period. If by the forty-fourth (44th) Business Day following expiration of the Offer Period no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Investors, such transaction shall be deemed to have been abandoned. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide each Investor with another Offer Notice and each Investor will again have the right of participation set forth in this Section 7.12. The Company shall not be permitted to deliver more than one such Offer Notice to the Investors in any 60 day period.

               (j) The restrictions contained in this Section 7.12 shall not apply in connection with any Excluded Securities.

     8.   INTENTIONALLY OMITTED

     9.   Survival and Indemnification.

          9.1 Survival. All representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants and agreements as of the date hereof and shall survive the execution and delivery of this Agreement for a period of two (2) years from the date of this Agreement; provided, however, that the provisions contained in
Section 7 above shall survive in accordance therewith.

          9.2 Indemnification. The Company agrees to indemnify and hold harmless, on an after tax and after insurance recovery basis, each Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorney fees) (collectively, "Losses") to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

          9.3 Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the "Indemnified Person") of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 9.2 above, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

     10.  Miscellaneous.

          10.1 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Required Investors, as applicable. Each Investor acknowledges that a transfer of its Securities may be subject to the terms of the Registration Rights Agreement. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          10.2 Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

          10.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          10.4 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three Business Days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days' advance written notice to the other party:

               IF TO THE COMPANY:     United American Healthcare Corporation
                                      300 River Place, Suite 4950
                                      Detroit, MI  48207
                                      Attention: Chief Financial Officer

               WITH A COPY TO:        Honigman Miller Schwartz and Cohn LLP

                                      2290 First National Building
                                      Detroit, MI 48226
                                      Attention: Alex L. Parrish

               IF TO THE INVESTORS:

                    to the addresses set forth on the signature pages hereto.

          10.5 Expenses. Except as otherwise provided herein, the parties hereto shall pay their own costs and expenses in connection herewith. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys' fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

          10.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

          10.7 Publicity. No public release or announcement concerning the transactions contemplated hereby shall be issued by any of the Investors without the prior consent of the Company (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Investors shall allow the Company, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance.

          10.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

          10.9 Entire Agreement. This Agreement, including the Exhibits and the Schedules attached hereto, and the other Transaction Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between or among the parties with respect to the subject matter hereof and thereof.

          10.10 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

          10.11 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof.

          IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

THE COMPANY:                            UNITED AMERICAN HEALTHCARE CORPORATION


                                        By:
                                            ------------------------------------
                                            William C. Brooks,
                                            Chairman, President and
                                            Chief Executive Officer

The Investors:
                                        ----------------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        E-mail:
                                                --------------------------------
                                        Telephone:
                                                   -----------------------------

Pro Rata Portion of the Purchase Price: ________________________________________

Number of Shares: ______________________

Number of Warrants: ____________________ (i.e., number of additional common shares subject to the Warrant)

Address for Notice: ____________________________________

                    ____________________________________

                    ____________________________________

   with a copy to:  ____________________________________

                    ____________________________________

                    ____________________________________

PLEASE SET OUT BELOW YOUR REGISTRATION REQUIREMENTS.

IF SHARES ARE TO BE REGISTERED IN THE NAME OF MORE THAN ONE ENTITY, PROVIDE THE INFORMATION REQUESTED BELOW FOR EACH ENTITY. (PLEASE USE MULTIPLE PAGES, ONE FOR EACH ENTITY.)


1.   The exact name that your Shares and Warrants
     are to be registered in. You may use a
     nominee name if appropriate:                   ____________________________

2.   The relationship between the Investor and the
     registered holder listed in response to item
     1 above:                                       ____________________________

3.   The mailing address of the registered holder
     listed in response to item 1 above:            ____________________________

4.   The Social Security Number or Tax
     Identification Number of the registered
     holder listed in response to item 1 above:     ____________________________

CONTACT NAME AND TELEPHONE NUMBER REGARDING SETTLEMENT AND REGISTRATION:

                                        ________________________________________
                                        Name

                                        ________________________________________
                                        Telephone Number

EXACT ADDRESS CERTIFICATES ARE TO BE PHYSICALLY DELIVERED TO:

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

CONTACT AT DELIVERY ADDRESS: _______________________ PHONE: ____________________